Exhibit 10.1

EXECUTION COPY

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of August 16, 2019 by MUFG Union Bank, N.A. (the “Assuming Lender”), in favor of Goldman Sachs Middle Market Lending Corp., a Delaware corporation (the “Borrower”), and SunTrust Bank, as administrative agent under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Lenders from time to time party thereto and the Administrative Agent are parties to a Senior Secured Revolving Credit Agreement, dated as of September 11, 2017 (as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of September 17, 2018, as further amended by that certain Second Amendment to Senior Secured Revolving Credit Agreement, dated as of July 10, 2019, and as further amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the “Credit Agreement”).

Pursuant to Section 2.08(e) of the Credit Agreement, the Assuming Lender hereby agrees to (and does hereby) become a “Lender” under and for all purposes of the Credit Agreement with a Dollar Commitment equal to $50,000,000. Without limiting the foregoing, the Assuming Lender hereby agrees to be bound by and comply with all of the terms and provisions of the Credit Agreement applicable to it as a “Lender” thereunder.

Sections 9.06, 9.09 and 9.10 of the Credit Agreement apply to this Joinder Agreement mutatis mutandis.

IN WITNESS WHEREOF, the Assuming Lender has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

[Remainder of Page Intentionally Left Blank]

MUFG UNION BANK, N.A.,

as Assuming Lender

By:	/s/ Shanshan Yang
Name: Shanshan Yang
Title: Director

By:
Name:
Title:

Signature Page to MUFG Joinder Agreement

Accepted and agreed:

GOLDMAN SACHS MIDDLE MARKET
LENDING CORP.,
as Borrower

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Authorized Signatory

Signature Page to MUFG Joinder Agreement

SUNTRUST BANK,
as Administrative Agent and an Issuing Bank

By:	/s/ Andrew Johnson
Name: Andrew Johnson
Title: Managing Director

Signature Page to MUFG Joinder Agreement

BANK OF AMERICA, NATIONAL ASSOCIATION,
as an Issuing Bank

By:	/s/ William Soo
Name: William Soo
Title: Director

Signature Page to MUFG Joinder Agreement